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                                                                     EXHIBIT 2.2

                              AMENDMENT NUMBER ONE

                  THIS AMENDMENT NUMBER ONE (this "Amendment") to the Agreement and Plan of Reorganization, dated November 8, 1999, by and among Orius Corp., a Florida corporation ("Orius"), LISN Holdings, Inc., an Ohio corporation ("LISN"), Orius Merger Sub., Inc., an Ohio corporation, and (by joinder) the other parties named therein (the "Reorganization Agreement") is entered into as of January 13, 2000, and effective as of November 8, 1999, by and among Orius, LISN, the Orius Stockholders Representative, the LISN Shareholders Representative, and the Investor Representative (as such terms are defined in the Reorganization Agreement).

                  Each of the undersigned desires to amend the Reorganization Agreement in certain aspects in order to clarify certain agreements and understandings among the parties as of the Closing. Capitalized terms used and not defined herein have the meanings set forth in the Reorganization Agreement.

                  NOW, THEREFORE, the undersigned hereby amends the Reorganization Agreement pursuant to Section 10D thereto as follows:

                  1.       Amendment to Reorganization Agreement.

                           a. Section 1E(i)(a) shall be amended as follows: the phrase "Within 10 business days after the Closing Date, Orius will prepare, and deliver" shall be deleted and replaced with the phrase "By January 10, 2000, Orius will prepare and deliver";

                           b. Section 1A(ii)(a) shall be amended as follows: the phrase "par value $.01 per share ("LISN Common")" shall be deleted and replaced with the phrase "no par value ("LISN Common")";

                           c. Section 1A(ix) shall be amended as follows: the phrase "par value $.01 per share (the "LISN Class C Common")" shall be deleted and replaced with the phrase "no par value (the "LISN Class C Common")";

                           d. Section 1B(iii)(b)(1) shall be amended as follows: immediately following the phrase "LISN Junior Notes" and immediately prior to the phrase "in the aggregate", the phrase "to Orius" shall be deleted;

                           e. Section 1B(iii)(c) shall be amended as follows: immediately following the phrase "opposite such Person's name on" and immediately prior to the phrase "hereto pursuant to the Note Exchange", the phrase "Exhibit B(i)" shall be deleted and replaced with the phrase "Exhibit B(ii)";




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                           f.       Section 1B(iv) shall be amended as follows:
                                    immediately following the phrase
                                    "outstanding shares of Orius Common" and immediately prior to the phrase "set forth opposite" shall be inserted the word "Stock";

                           g. Section 1B(v) shall be amended as follows: the phrase "[Language to come from A&S or W&W re: escrow deposit]" shall be deleted;

                           h. Section 1B(vi) shall be amended as follows: in the penultimate line, the word "Stockholders" shall be deleted and replaced with the word "Warrantholders";

                           i. Section 1B(vi)(b) shall be amended as follows: in the first paragraph, the phrase "such person's name on the Orius Stockholders Schedule" shall be deleted and replaced with the phrase "such Person's name on the Orius Warrantholders Schedule"; in the second paragraph, subsection (z), the phrase "such person's name on the Orius Stockholders Schedule" shall be deleted and replaced with the phrase "such Person's name on the Orius Warrantholders Schedule";

                           j. Section 1B(viii) shall be amended as follows: the phrase "set forth in Schedule 1E." shall be deleted and replaced with the phrase "set forth in Section 1E.";

                           k. Section 1B(ix) shall be amended as follows: the heading "HIG Call Agreement." shall be deleted and replaced with the heading "HIG Put/Call Agreement.";

                           l. Section 1D(i) shall be amended as follows: the word "persons" shall be deleted and replaced with the word "Persons";

                           m. Section 1D(ii) shall be amended as follows: the word "persons" shall be deleted and replaced with the word "Persons";

                           n. Section 1D(iv)(a) shall be amended as follows: the amount "$57.55" shall be deleted and replaced with the amount "$57.57";

                           o. Section 1E(ii)(a) shall be amended as follows: the amount "$57.55" shall be deleted and replaced with the amount "$57.57";

                           p. Section 2S shall be amended as follows: the phrase "Hogan & Hartson" shall be deleted and replaced with the phrase "Holland & Knight LLP";


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                           q.       Section 3B shall be amended as follows: the
                                    phrase "(an "Orius Put Agreement" and each
                                    Orius Put Agreement executed by an Orius
                                    Stockholder," shall be deleted and replaced with the phrase "(an "Orius Put Agreement" and all Orius Put Agreements executed by Orius Stockholders,"; further, in the last line, the phrase "Orius Stockholders'" shall be deleted and replaced with the phrase "Orius Stockholder's";

                           r. Section 3K(ii) shall be amended as follows: the phrase "HIG and HIG Cable West, Inc." shall be deleted and replaced with the phrase "HIG West and HIG Cable";

                           s. Section 4E(i) shall be amended as follows: the phrases "Section 5M" and "Section 6M" shall be deleted and replaced with the phrases "Section 5K" and "Section 6K", respectively;

                           t. Section 5K shall be amended as follows: the phrase "issued new stock certificates to any Orius Stockholder to reflect the number of shares of Orius Common Stock which such Orius Stockholder owns as a result of the 10.36091139-for-one stock split which occurred on September 23, 1999; or" shall be inserted as Section 5K(xx) of the Reorganization Agreement; further the phrase "agreed, whether orally or in writing, to do any of the foregoing." shall be deleted as
                                    Section 5K(xx) and instead renumbered as 5K(xxi);

                           u.       Section 8 shall be amended as follows:

                                    i.      the phrase ""Closing LISN Investor
                                            Value" has the meaning set forth in
                                            Section 1D" shall be deleted and
                                            replaced with the phrase ""Closing
                                            LISN Investor Value" has the meaning
                                            set forth in Section 1E(ii)(b)";

                                    ii.     the phrase ""Closing Orius Investor
                                            Value" has the meaning set forth in
                                            Section 1D" shall be deleted and
                                            replaced with the phrase ""Closing
                                            Orius Investor Value" has the
                                            meaning set forth in Section
                                            1E(ii)(a)";

                                    iii.    the phrase ""Escrow Amount Per
                                            Share" means $5,000,000 divided by
                                            22,789,683.77" shall be deleted and
                                            replaced with the phrase ""Escrow
                                            Amount Per Share" means $5,000,000
                                            divided by 22,548,209.24";

                                    iv.     within the definition of "Existing
                                            Orius Option", the phrase "person
                                            listed on the Orius Optionholders
                                            Schedule hereto,

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                                            which option is exercisable for up
                                            to the number of shares set forth
                                            opposite such person's name at the
                                            exercise per share set forth
                                            opposite such person's name on such
                                            Exhibit" shall be deleted and
                                            replaced with the phrase "Person
                                            listed on the Orius Optionholders
                                            Schedule hereto, which option is
                                            exercisable for up to the number of
                                            shares set forth opposite such
                                            Person's name at the exercise price
                                            per share set forth opposite such
                                            Person's name on such Schedule";

                                    v.      within the definition of
                                            "Indebtedness", the phrase "set
                                            forth on the "Orius Bonus Schedule""
                                            shall be deleted and replaced with
                                            the phrase "set forth on the "Orius
                                            Payment Schedule"";

                                    vi.     immediately following the definition
                                            for "New LISN Notes" and immediately
                                            prior to the definition for "Note
                                            Exchange", the phrase ""New Stock
                                            Option Agreement" has the meaning
                                            set forth in Section ." shall be
                                            deleted;

                                    vii.    within the definition of "Orius
                                            Continuing Stockholder" or "Orius
                                            Continuing Stockholders", the phrase
                                            "listed on Exhibit D," shall be
                                            deleted and replaced with the phrase
                                            "listed on the Orius Stockholders
                                            Schedule,";

                                    viii.   within the definition of "Orius
                                            Warrant", the phrase "exercise per
                                            share set forth opposite such
                                            person's name on such Exhibit" shall
                                            be deleted and replaced with the
                                            phrase "exercise price per share set
                                            forth opposite such Person's name on
                                            such Schedule"; further, the word
                                            "Stockholders" shall be deleted and
                                            replaced with the word
                                            "Warrantholders";

                                    ix.     immediately following the definition
                                            for "Purchase Transaction" and
                                            immediately prior to the definition
                                            for "Qualifying Waiver", the phrase
                                            ""Purchaser" has the meaning set
                                            forth in the Preamble." shall be
                                            inserted;

                                    x.      immediately following the definition
                                            for "Share Number" and immediately
                                            prior to the definition for
                                            "Subsidiary", the phrase ""Stock
                                            Option Agreement" means the
                                            agreement set forth as Exhibit P
                                            hereto." shall be inserted;

                           v. Section 10N(iii) shall be amended as follows: the phrase "THE INVESTMENT AGREEMENT, AT THE ADDRESS PROVIDED IN EXHIBIT D OF THIS AGREEMENT" shall be deleted and replaced with the phrase "THE INVESTMENT AGREEMENT, TO

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                                    THE ADDRESS PROVIDED IN SUCH PERSON'S ORIUS
                                    JUNIOR NOTE, OR OTHERWISE ON RECORD AT
                                    ORIUS,"; and

                           w. The "TABLE OF CONTENTS" and the "EXHIBITS AND SCHEDULES" shall be amended to correspond with the contents of the Reorganization Agreement.

                  2. Continuing Effect. Except as provided in the foregoing Section 1, this Amendment shall not constitute an amendment or waiver of any provision of the Reorganization Agreement, which shall continue and remain in full force and effect in accordance with its terms.

                  3. Counterparts. This Amendment may be executed simultaneously in counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Amendment.

                  4. Governing Law. All questions concerning the construction, validity and interpretation of this Amendment shall be governed by and construed in accordance with the terms and provisions of Section 10N of the Reorganization Agreement.

                  5. Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.





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                  IN WITNESS WHEREOF, this Amendment Number One has been entered into as of the date first written above, and effective as of November 8, 1999.

                              ORIUS CORP.

                              By: /s/ WILLIAM J. MERCURIO
                                 ------------------------------

                              Its:
                                  -----------------------------

                              LISN HOLDINGS, INC.

                              By: /s/ DONALD J. VANKE
                                 ------------------------------

                              Its:
                                  -----------------------------

                              ORIUS STOCKHOLDERS REPRESENTATIVE:
                              /s/ WILLIAM G. MULLEN
                              ---------------------------------
                              William G. Mullen


                              LISN SHAREHOLDERS REPRESENTATIVE:

                              WILLIS STEIN & PARTNERS II, L.P.

                              By:  Willis Stein & Partners Management II, L.P.
                              Its: General Partner

                              By:  Willis Stein & Partners Management II, L.L.C.
                              Its: General Partner


                              By: /s/ ROBERT C. FROETSCHER
                                  -----------------------------
                              Name:  Robert C. Froetscher
                              Title: Managing Director




             [Signature Page to the Amendment Number One Continues]


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                              INVESTOR REPRESENTATIVE:

                              WILLIS STEIN & PARTNERS II, L.P.

                              By:  Willis Stein & Partners Management II, L.P.
                              Its: General Partner

                              By:  Willis Stein & Partners Management II, L.L.C.
                              Its: General Partner


                              By:  /s/ ROBERT C. FROETSCHER
                                  ------------------------------
                              Name:  Robert C. Froetscher
                              Title: Managing Director

















               [End of Signature Page to the Amendment Number One]